UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 18, 2006

A.G. EDWARDS, INC.

Delaware	001-08527	43-1288229
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction)		Identification Number)

One North Jefferson
St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 955-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)

Item 8.01 Other Events

A.G. Edwards & Sons, Inc. (“Edwards”), a wholly owned subsidiary of A.G. Edwards, Inc., announced that, effective March 15, 2006, it will increase commissions on agency equity and option transactions by approximately 5 percent and will increase by $0.50 the postage and handling fee on stock, option, bond, commodity and certain mutual fund transactions to $5.50.

The changes to Edwards’ commission schedule are the first such changes since 1994. The changes to Edwards’ postage and handling fees are the first such changes since 2003.

Edwards further announced that effective April 3, 2006, it will make adjustments to the compensation of its financial consultants, lowering the commission payout schedule to its financial consultants on transactions of listed equities, over-the-counter equities, mutual funds, new issues, life insurance and annuities. The payout changes will vary depending on the type of investment transaction, along with the dollar amount of individual transactions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

A.G. Edwards, Inc.
Registrant

Date: January 18, 2006	By:	/s/Douglas L. Kelly
Douglas L. Kelly
Chief Financial Officer